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                                                           EXHIBIT 10.10















                                 AQUA-CHEM, INC.

                            MANAGEMENT INCENTIVE PLAN










                           SUBMITTED:    /s/ JA Miller            11/11/96
                                        ---------------------  --------------
                                         J.A. MILLER               DATE
                                        PRESIDENT & CEO



                           APPROVED:     /s/ P. Babin             15/11/96
                                        ---------------------  --------------
                                         P. BABIN                  DATE
                                         DIRECTOR & CHAIRMAN
                                         COMPENSATION COMMITTEE



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                                                                  EXHIBIT 10.10


                            MANAGEMENT INCENTIVE PLAN


PURPOSE

The purpose of the Management Incentive Plan is to provide an incentive to motivate and reward key management eligible employees for achievement of near term results required to continue the Company's growth and profit performance. The Management Incentive Plan (MIP) provides opportunity for employees to earn annual incentive cash compensation through the achievement of Corporate, Division, and/or Plant performance goal and the overall financial and business Plan objectives.


PLAN DESIGN

Major Aqua-Chem, Inc. business decisions are based on a long-term perspective that evaluates the abilities of projects to generate an appropriate cash return; whereas, maximizing Aqua-Chem, Inc. current income stream and effectively managing the asset producing base is the measurement focus used in the MIP. The financial performance measure used in this plan is Return On Net Assets (RONA). RONA was selected as the performance measure because it includes both profitability (income before interest and taxes) and the efficiency with which we utilize and manage our assets.

Management strongly believes that operating Company management should not be discouraged from seeking out new investment opportunities of a long-term value creating nature because they may negatively impact the performance awards under the short-term incentive plan. Consequently, acquisitions, diversitures and/or major new strategic initiatives, which are important to the Company's long-term cash flow and earning growth, but may have negative impact on RONA, will be considered for special treatment under RONA calculation guidelines developed to mitigate potential barriers to doing what is right for the "long run."


RESPONSIBILITY

The Administrative Committee will be responsible for the administration of the plan, subject to the review and final approval of the Compensation Committee of the Board of Directors. Included in this responsibility will be the selection of participants, setting of individual incentive opportunity, financial targets, and the evaluation of the performance of the participants.

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                            MANAGEMENT INCENTIVE PLAN


PARTICIPATION

Participation will be limited to selected management level employees from each of the business units and Corporate. Key executives who join the company during the year may participate in the plan at the discretion of the company with approval of the Compensation Committee of the Board of Directors. However, the degree of participation would be pro-rated to reflect the number of full months of employment with the company.

Generally employees who terminate during the plan year, will not participate in the year-end incentive.


INDIVIDUAL INCENTIVE OPPORTUNITY

Individual incentive opportunity will be set by the Company and approved by the Compensation Committee of the Board of Directors. Target incentive opportunity will be expressed as a percent of a participant's current year's Salary Grade Mid-point. These opportunities range from 10% to 50% of Mid-point at targeted levels of performance. When establishing the incentive opportunity consideration is given but not limited to a number of factors including position, salary grade, overall responsibilities, market information and other incentive opportunity.


INDIVIDUAL PERFORMANCE GOALS

At the start of each year, participants are informed of the potential award at various RONA performance levels. Individuals understand that the calculated award may be increased or decreased (by up to 20%) based on management assessment of performance against agreed upon individual performance goals.


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                                                                   EXHIBIT 10.10

                            MANAGEMENT INCENTIVE PLAN


AWARD CRITERIA

RETURN ON NET ASSETS (RONA)

RONA goals for each operating unit will be reviewed and set annually at a level which, when added to the base salary, will produce a total cash compensation amount in line with our pay for performance philosophy.

Participants will have the potential to earn a lesser or greater amount based on Corporate, Division, or Plant performance relative to pre-established RONA targets. Award opportunities as a percent of the RONA target award will be as follows:

                         ----------------------------------------------
                         Threshold            Target            Maximum
                         ----------------------------------------------
                            50%                100%              150%


         "THRESHOLD" represents the minimum performance results that must be reached in order to trigger an incentive award.

         "GOAL" or target represents desired performance results for RONA.


ORGANIZATIONAL PERFORMANCE WEIGHTING

To foster a broader Company wide perspective and to build teamwork across Divisions, awards for participants may have a Corporate, Division, and/or Plant component. Organizational performance will be generally weighed as follows:


--------------------------------------------------------------------------
Employee Group                Corporate          Divisional          Plant
--------------------------------------------------------------------------
Corporate                     100%               0%                  0%
--------------------------------------------------------------------------
Sr. Divisional                25%                75%                 0%
Executive
--------------------------------------------------------------------------
Division                      10%                90%                 0%
--------------------------------------------------------------------------
Plant                         10%                20%                 70%
--------------------------------------------------------------------------


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                                                               EXHIBIT 10.10

                          MANAGEMENT INCENTIVE PLAN


CALCULATING THE AWARD

The calculated award is the product of the individual's salary mid-point x incentive opportunity x applicable weighting x the percentage earned from the applicable RONA target. Where a participant has Corporate/Division/Plant weighting, more than one calculation will be used

The calculated award is further increased or decreased based on appraisal of individual performance against goals established at the outset of the year.

Example of award calculation and assumptions:


Title                   Grade ________
--------------------------------------------------------------------------------
Salary Grade Mid-Point                   $_____________
--------------------------------------------------------------------------------
Participation Rate
(Incentive Opportunity)                   ____________%
--------------------------------------------------------------------------------
Applicable Weighting                      Corp. ____% Division ____% Plant ____%
--------------------------------------------------------------------------------
RONA Performance
(RONA Target Achievement)                 Corp. ____% Division ____% Plant ____%
--------------------------------------------------------------------------------
Individual Performance Appraisal          _____%
--------------------------------------------------------------------------------
Award Calculation                         $________   Midpoint

Corp:             _____                   ________%  Participation Rate
                                                     (Incentive Opportunity)
Division:         _____
                                          _______%   Applicable Weighting
Plant:            _____
                                          ________%  RONA Target Achieved

Total:            _____                   $_______   AWARD AMOUNT

                                          ________%  Individual Performance
                                                     +/- 20%

                                          $_______   TOTAL AWARD


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                                                                 EXHIBIT 10.10

                            MANAGEMENT INCENTIVE PLAN


OTHER DETAILS

Earned Incentive payments will be made on or about the end of the first quarter, following the calender year of performance measurement. The Company may delay or modify the manner in which payments are made in the event immediate payment is not practicable. All payments will be made in cash with appropriate deductions for social security, federal, state, local income taxes, other applicable payroll dedications and 401(K). In the event of a modification and/or termination of the Plan during the year, the Company, in its sole discretion, will determine and pay pro-rata incentive payments.

An employee's Incentive payment will be considered eligible compensation. This compensation will be eligible for the 4% Retirement Plan contribution, provided the employee otherwise qualifies for a Retirement Plan contribution.

While the Company expects this plan to be permanent, it retains the right to amend, modify, or terminate the Plan, or any provision of the Plan, at an time upon notification to affected employees. There are no guarantees that the Plan will forever remain in effect. Participation in the Plan shall constitute no vested right, and participation shall be determined each year.

The Administrative Committee (comprised of the Corporate President & CEO,
Chief Financial Officer, and the Vice President of Human Resources) has final discretionary authority to interpret the Plan, to determine eligibility for participation and entitlement to benefits and to resolve all issues with respect to administration of the Plan subject to the review and final approval by the Compensation Committee of the Board of Directors.

Employees who terminate due to retirement, death, or specific written agreement will participate in that years award payment if any, on a pro-rated basis.







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                            MANAGEMENT INCENTIVE PLAN


DEFINITIONS

For the purposes of this Plan, the following definitions shall apply.

1        Return on Net Assets (RONA) =         Income before Interest and Taxes
                                               ---------------------------------
                                                       Average Net Assets

         Average net assets are defined as total assets minus current liabilities (excluding inter-company accounts); for the calculation, month end net assets results will be added together and divided by 12. RONA is then calculated by dividing IBIT by the average net assets value.

2 Eligible Compensation - Wages eligible for the 4% Retirement Plan contribution. Eligible wages include wages, salary, bonuses, commissions, and overtime pay. Eligible wages are not reduced by employee contributions made to the 401(K) Plan and/or applied to the cost of health insurance under the employee salary reduction plan pursuant to Section 125 of the Internal Revenue Code.

3 The RONA calculation excludes the effect of non-budgeted discontinued operations, extraordinary, unusual or infrequent items, as deemed appropriate by the Company.


                               AQUA-CHEM, INC.

                          MANAGEMENT INCENTIVE PLAN
                                1996 AND 1997


Division - Corporate
----------------------------------------
Threshold                           11
Target                              17.7
% TARGET AWARD ACHIEVED             24.4


Division - Cleaver Brooks
----------------------------------------
Threshold                           12.3
Target                              18.6
% TARGET AWARD ACHIEVED             25.0


Division - Water - Technologies
----------------------------------------
Threshold                            7.4
Target                              15
% TARGET AWARD ACHIEVED             22.6


Division - Industrial Combustion
----------------------------------------
Threshold                           12.2
Target                              18.6
% TARGET AWARD ACHIEVED             25.0


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